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LEASE EXTENSION AGREEMENT

THIS AGREEMENT, made and entered into this 23 day of JAN 2012, by and between SUNSHINE HOLDINGS, INC. (hereinafter referred to as Landlord) and LIBERATOR MEDICAL SUPPLY, INC. (herinafter referred to as Tenant), as follows:

WEREAS, the parties have entered into Business Leases for the following properties, to-wit: 2979, 2943, 2945 & 2947, 2931 & 2941, 2933 & 2939, 2937 all on SE Gran Park Way, Stuart, FL 34997; all of the Leases expire on July 31, 2012, and

WHEREAS, the parties are desirous of extending the term of all of said Leases and make the modifications as set forth hereinbelow.

NOW, THEREFORE, in consideration of mutual covenants and promises herein contained and TEN DOLLARS AND NO CENTS and other good and valuable consideration, in hand paid, the parties agree as follows:

1. TERM. The terms of the Leases shall be extended for twenty-four (24) months and shall terminate on the 31st day of July, 2014.

2. RENT. The Tenant shall pay the Landlord the base rent as set forth in each Lease for the present term and commencing on the first (1st) day of August, 2012 the monthly rent for the next twelve (12) months shall be reduced as shown on the attached Exhibit "A" with a rent increase of two and one-half (2.5%) percent for the final twelve (12) months as shown on the attached Exhibit "A"; plus applicable Florida sales tax.

3. GUARANTY. The personal Guaranty of MARK LIBERATORE shall no longer be required as of August 1, 2012.

4. NOTICE OF TERMINATION OR EXTENSION. Tenant agrees to provide Landlord with a minimum of one hundred twenty (120) days written notice of Tenant's intention to vacate the premises at the end of the extension term or Tenant's desire to negotiate an additional extension. In the event that the Landlord does not receive said notice, then Landlord shall be free to seek or entertain other tenants and Tenant hereby consents to allow Landlord to show the premise(s) during reasonable business hours with minimal interruption to Tenant.

5. INCORPORATION BY REFERENCE. In all other terms and respects, the above-referred Leases shall remain in full force and effect, binding unto the parties except as changed herein and incorporated by reference hereto.

6. REALTOR. Both parties represent to each other that there was no real estate agent/broker involved in the Lease Extension Agreement and they further agree to indemnify each other from any liability or expense arising out of a claim made for a commission by any real estate agent/broker.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date and year first above-written.

Signed, sealed and delivered
In the presence of:

SUNSHINE HOLDINGS, INC.

By: 1/20/12
Paul Martin Glafenhein, Pres./ Landlord

LIBERATOR MEDICAL SUPPLY, INC.

By:
Mark Libratore, Pres. / Tenant

EXHIBIT "A"

New Base Rent Schedule for Lease Extension For Liberator Medical Supply Inc.

2979 SE Gran Park Way

August 1, 2012 – July 31, 2013	$19,820.00
August 1, 2013 – July 31, 2014	$20,315.00

(Lease Commencement Date: April 19, 2005) For reference only

2943, 2945, & 2947 SE Gran Park Way

August 1, 2012 – July 31, 2013	$4,573.00
August 1, 2013 – July 31, 2014	$4,687.00

(Lease Commencement Date: September 1, 2008) -For reference only

2931 & 2941 SE Gran Park Way

August 1, 2012 – July 31, 2013	$2,710.00
August 1, 2013 – July 31, 2014	$2,778.00

(Lease Commencement Date: May 1, 2009) -For reference only

2933 -2939 SE Gran Park Way

August 1, 2012 – July 31, 2013	$2,710.00
August 1, 2013 – July 31, 2014	$2,778.00

(Lease Commencement Date: October 1, 2009) - For reference only

2937 SE Gran Park Way

August 1, 2012 – July 31, 2013	$1,355.00
August 1, 2013 – July 31, 2014	$1,389.00

(Lease Commencement Date: April 1, 2010) - For reference only

Initials
Paul M. Glafenhein

Initials
Mark Libratore

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